                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))



                       AIRNET COMMUNICATIONS CORPORATION


--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       AIRNET COMMUNICATIONS CORPORATION
                                100 RIALTO PLACE
                                   SUITE 300
                            MELBOURNE, FLORIDA 32901
                           TELEPHONE: (321) 953-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 20, 2000

     The Annual Meeting of Stockholders of AirNet Communications Corporation (the "Company") will be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, at 10:00 a.m., on Tuesday, June 20, 2000, for the following purposes:

          1. To elect nine Directors to the Board of Directors, with three Directors elected for a one-year term, three Directors elected for a two-year term and three Directors elected for a three-year term;

          2. To approve the proposed Seventh Amended and Restated Certificate of Incorporation, which has been revised to delete outdated and unnecessary provisions from the Sixth Amended and Restated Certificate of Incorporation;

          3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

          4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at this Annual Meeting or any postponements or adjournments of this Annual Meeting. A list of those stockholders will be available for examination by any stockholder of the Company during ordinary business hours for 10 days before this Annual Meeting at the principal offices of the Company at 100 Rialto Place, Suite 300, Melbourne, Florida 32901.

     ALL STOCKHOLDERS OF THE COMPANY ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THIS ANNUAL MEETING SHOULD YOU SO DESIRE. AS EXPLAINED IN THE PROXY STATEMENT, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED AT THE MEETING.

     Beneficial owners of stock held by banks, brokers or investment plans (in "street name") will need proof of ownership to be admitted to this Annual Meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

                                          By Order of the Board of Directors,

                                          [GERALD HATTORI SIGNATURE]

                                          Gerald Y. Hattori, Secretary
May 1, 2000

                       AIRNET COMMUNICATIONS CORPORATION
                          100 RIALTO PLACE, SUITE 300
                            MELBOURNE, FLORIDA 32901

                                PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2000

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of AirNet Communications Corporation ("AirNet" or the "Company") for the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2000 at 10:00 a.m. at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida 32901, and any adjournments thereof. The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted FOR the candidates nominated by the Board of Directors, FOR the approval of the Seventh Amended and Restated Certificate of Incorporation and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, containing financial statements for that year and prior periods, is being mailed with this proxy statement.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, will be furnished without charge to any stockholder upon written request to the Company Secretary, AirNet Communications Corporation, 100 Rialto Place, Suite 300, Melbourne, Florida 32901.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is May 1, 2000.

VOTING SECURITIES AND VOTES REQUIRED


     At the close of business on April 21, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 23,478,310 shares of Common Stock of the Company, $.001 par value per share ("Common Stock"), constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.


     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

          1. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of directors;

          2. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for the approval of the proposed Seventh Amended and Restated Certificate of Incorporation; and

          3. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting (other than the proposal to approve the proposed Seventh Amended and Restated Certificate of Incorporation, which vote is based on the number of outstanding shares of Common Stock), that require the affirmative vote of a certain percentage of the shares voting on the matter.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


     The Board of Directors has fixed the number of Directors at nine for the coming year. The nine persons named below have been nominated by the Board of Directors for election at the Annual Meeting as Directors of the Company to serve for the term corresponding to the class into which such Director has been assigned. Each of the nominees has indicated his willingness to continue to serve, if elected, as a Director.


     Unless otherwise directed, the persons named in the proxy intend to vote for the election of these nominees. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors. Votes may be cast for the election of the nominees or withheld. Votes that are withheld will be excluded from the vote. Since the affirmative vote of the holders of a plurality of the Common Stock represented at the meeting in person or by proxy will be required to elect directors, withheld votes will have the effect of negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                  NOMINEES FOR ELECTION AT 2000 ANNUAL MEETING

CLASS I

     The following nominees assigned to this class are nominated for a term to expire at the third succeeding Annual Meeting of Stockholders following their election, to serve until their successors are duly elected and qualified or until their death, resignation or removal.

     G. Michael Kirby, 45, has been a Director since March 8, 2000. Mr. Kirby has more than 20 years of experience in sales and management with both Cisco Systems, Inc. and Wang Laboratories, Inc. He is currently Vice President, Worldwide Software Sales for Cisco. In his ten years at Cisco, Mr. Kirby has played leading roles in many market initiatives of the commercial marketplace, including developing and driving the initial field strategy for the Service Provider market. Subsequent to that, he was named Area Vice President for the Eastern United States, followed by a promotion to Vice President, Americas Operations. Mr. Kirby holds a B.S. degree in Economics from Temple University.

     Leslie D. Shroyer, 55, has been employed by Motorola, Inc. since 1984. Most recently, from 1997 through January 2000, Mr. Shroyer served as Senior Vice President and Chief Information Officer for Motorola. In prior Motorola assignments, he was the General Manager of the Internet Software Products Division and responsible for the development of Motorola's voice-over IP network equipment. Mr. Shroyer also served as the General Manager of a cellular business unit that developed and deployed nationwide wireless data communications infrastructure in the U.S., Canada, U.K., Germany, Japan, Singapore, Malaysia, China and Australia. Mr. Shroyer is currently on leave of absence from Motorola and expects to retire from Motorola in April 2000. Mr. Shroyer is a member of the board of directors of Click Commerce, Inc., a privately held business-to-business e-commerce company currently in registration for an initial public offering. Mr. Shroyer is also a member of the board of directors and the Interim President and CEO of Warrantycheck.com, a privately held early stage business-to-business e-commerce company. Prior to 1984, Mr. Shroyer was employed by Texas Instruments for 12 years in a variety of information technology and product development assignments. Mr. Shroyer holds Bachelors of Engineering Science and Masters of Management Science degrees from the University of Texas.


     J. Douglass Mullins, 51, has served as a Director since the Company's inception in January 1994. He served as Chairman of the Board from October 1996 until April 1998 and served as Chairman from March 1999 until October 1999. Mr. Mullins was acting Chief Executive Officer between February 3, 1997 and March 10, 1997. Mr. Mullins also served as Secretary and Treasurer during 1994. Since 1993, Mr. Mullins has been President of Venture First Associates of Melbourne, Inc., a venture capital firm, and general partner of HVFM-I, L.P., one of the AirNet stockholders. Since 1984, Mr. Mullins has been involved with numerous ventures in the telecommunication and imaging markets and sits on the boards of most of these venture companies. Mr. Mullins received a Bachelor of Science degree from Georgia Institute of Technology with highest honors and holds a Master of Business Administration from Harvard Business School.


CLASS II

     The following nominees assigned to this class are nominated for a term to expire at the second succeeding Annual Meeting of Stockholders following their election, to serve until their successors are duly elected and qualified or until their death, resignation or removal.


     R. Lee Hamilton, Jr., 41, has served as President since April 1998 and as Chief Executive Officer since January 1999. He joined the Company in July 1996 as Vice President of Engineering and Operations. In April 1998 he was elected President and Chief Operating Officer, a position he held until January 1999. Prior to joining the Company, Dr. Hamilton held several executive positions at Motorola, Inc., from 1990 to 1996, most recently as General Manager for Systems Transmission Products. Prior to joining Motorola, Dr. Hamilton was a Professor in the Electrical Engineering Department at Ohio State University, where he managed a research program in wireless communications systems. He holds a Ph.D. in Electrical Engineering from Purdue University, and a B.S. in Electrical Engineering from Virginia Polytechnic Institute and State University.


     Bruce R. DeMaeyer, 61, has served as a Director since January 1996. Since 1992, Mr. DeMaeyer has been President of Great Western Teleconsulting, focusing primarily on the domestic and international wireless telecommunications marketplace. Prior to founding Great Western Teleconsulting, Mr. DeMaeyer served as President of Ameritech Mobile Communications. Mr. DeMaeyer received a B.S. in Electrical Engineering from Illinois Institute of Technology.


     James W. Brown, 48, has served as a Director since November 1997 as the designee of SCP Private Equity Partners, L.P., one of the Company's stockholders, and as Chairman since October 1999. Mr. Brown has been a Partner of SCP Private Equity Management, L.P., which manages a $265 million private equity investment fund, since its inception in 1996. Mr. Brown has also been a Managing Director of CIP Capital Management, Inc. since 1994. From 1989 until 1994, Mr. Brown was Chief of Staff to the Governor of Pennsylvania. During his public career, he also served as Pennsylvania Secretary of General Services, chairman of the Pennsylvania Higher Education Facilities Authority, chairman of the Pennsylvania Public School Building Authority and chairman of the Finance Committee of the Pennsylvania Housing Finance Agency. Mr. Brown also served as a trustee of the $15 billion Pennsylvania State Employees' Retirement System. Since 1991, Mr. Brown has been an adjunct professor at Villanova University, where he teaches an honors seminar on political campaigns and elections. Mr. Brown received a J.D. from the University of Virginia, where he was an editor of the Virginia Journal of International Law, and a B.A., magna cum laude, from Villanova University's Honors Program.


CLASS III

     The following nominees assigned to this class are nominated for a term to expire at the first succeeding Annual Meeting of Stockholders following their election, to serve until their successors are duly elected and qualified or until their death, resignation or removal.

     Joel P. Adams, 42, has served as a Director since the inception of the Company in January 1994 and as Vice Chairman since October 1999. Mr. Adams has served since 1987 as Vice President of Fostin Capital Corporation and is the founder and a general partner of Adams Capital Management, L.P., a national venture capital firm established in 1994 with offices in Austin, Texas, Palo Alto, California, Philadelphia and Pittsburgh, Pennsylvania. Adams Capital currently manages $250 million and invests in first-stage telecommunications and information technology companies. In addition, Mr. Adams serves as a Director of NetSolve, Inc., a public company, and currently serves on several private company boards. Mr. Adams graduated with distinction from Carnegie Mellon University, earning an M.S. in Industrial Administration. His B.S. in Nuclear Engineering is from the State University of New York at Buffalo.


     Robert M. Chefitz, 40, has served as a Director since January 1997. Mr. Chefitz is a General Partner and Vice President of Patricof & Co. Ventures, Inc., an affiliate of some of the Company's stockholders. He joined the firm in 1987 and was admitted as a General Partner in 1991. Previously, Mr. Chefitz was a Senior Associate with Golder, Thomas & Cressey Co. of Chicago, a venture capital firm. Mr. Chefitz received an M.B.A. from Columbia University and a B.A. from Northwestern University.


     Richard G. Coffey, 39, has served as a Director since August 1998 as the designee of Tandem PCS Investments, L.P., one of the Company's stockholders. Since 1996, Mr. Coffey has been the Managing Director of Tandem Investments, Inc., a private equity firm located in West Hartford, Connecticut, and since 1998 a Managing Member of Tandem GSM Capital, LLC, the Special Limited Partner of Tandem PCS Investments, L.P. Prior to founding Tandem, Mr. Coffey was Director of Private Investments for the Pennsylvania Public School Employees' Retirement Systems from 1992 to 1996. Mr. Coffey received an M.B.A. from The Darden School of the University of Virginia and an A.B. from Princeton University.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee currently consists of Messrs. Coffey (Chairman), Chefitz, DeMaeyer, and Harrison. The current principal responsibilities of the Audit Committee are (a) to review (i) the Company's financial statements contained in filings with the Securities and Exchange Commission, (ii) matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and (iii) the use and security of the Company's liquid assets through the review of the Treasurer's function, and (b) to recommend the appointment of independent accountants to the Board for its consideration and approval, subject to ratification by the stockholders. The Audit Committee held six meetings during 1999.

     The Compensation Committee currently consists of Messrs. Adams (Chairman), Brown, Coffey, and Dr. Hamilton. The current principal responsibilities of the Compensation Committee are (a) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs;
(b) subject to limitations set forth in the plans, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (c) to review management development and succession programs. The Compensation Committee held eight meetings during 1999.

     The Nominating Committee currently consists of Messrs. Mullins (Chairman), Adams, Brown, and Dr. Hamilton. The current principal responsibilities of the Nominating Committee are to recommend nominees to fill vacancies on the Board, newly created directorships and expired terms of directors. The Nominating Committee does not consider nominees recommended by the Company's stockholders. However, a stockholder may submit a nomination of a candidate for election to the Board of Directors to the Company's Secretary. See "Stockholder Proposals and Nominations" below. The Nominating Committee held eight meetings during 1999.

     During 1999, the Board of Directors held 22 meetings. All members of the Board of Directors except Messrs. DeMaeyer and Chefitz attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members held during their tenure.

COMPENSATION OF DIRECTORS


     Non-employee Directors are entitled to receive option grants and other awards under the 1999 Equity Incentive Plan. Non-employee Directors are currently entitled to receive an award of nonqualified stock options every three years, the amount of which is determined by the Board of Directors in its sole discretion. These director options will have an exercise price equal to the fair market value of the Company's Common Stock when granted and will vest in 36 equal monthly installments provided the Director has attended at least 75% of Board of Director meetings in the 12 months preceding each vesting date, with exception for special circumstances. Unvested options for a particular year will vest on a pro rata basis if a Director leaves or is removed from office, provided he met the attendance requirement for the portion of the year he served as a Director. All Directors will be reimbursed for expenses incurred in attending meetings of the Board of Directors and its Committees. In September 1999, each non-employee Director received non-qualified stock options to purchase 7,533 shares of Common Stock at an exercise price of $8.63 per share. In September 1999, the Company also issued to Mr. DeMaeyer 7,649 shares of our common stock in satisfaction of $66,000 of accrued fees due to him for his services as a Director under the Company's prior policy of cash compensation of $1,500 per meeting for independent Directors.


                               SECURITY OWNERSHIP


     The following table sets forth certain information with respect to the ownership of the Company's Common Stock as of April 12, 2000 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the Directors and nominees for election as Directors of the Company,
(iii) the executive officers of the Company named in the Summary Compensation Table, and (iv) all executive officers and Directors of the Company as a group:



                                                              SHARES OF COMMON STOCK
                                                              BENEFICIALLY OWNED (1)
                                                              -----------------------
                      BENEFICIAL OWNER                        SHARES (2)      PERCENT
                      ----------------                        ----------      -------
SCP Private Equity Partners, LP
800 The Safeguard Building 435 Devon Park Drive
Wayne, PA 19087.............................................   3,814,794(3)    16.1%
Funds managed by:
Adams Capital Management, Inc.
518 Broad Street Sewickley, PA 15143........................   2,701,050(4)    11.5%
Harris Corporation
1025 West NASA Boulevard
Melbourne, FL 32919.........................................   2,353,673(5)    10.0%
Tandem PCS Investments, LP
c/o Live Cycles Holding Co.,
1981 McGill College Avenue, 7th Floor
Montreal, Quebec H3A 1G1, Canada............................   2,310,903(6)     9.8%
Funds managed by:
Patricof & Co. Ventures, Inc.
445 Park Avenue New York, NY 10022..........................   2,211,078(7)     9.4%
HVFM-I, LP
c/o Venture First Associates of Melbourne, Inc.
1901 S. Harbor City Boulevard, Suite 501
Melbourne, FL 32901.........................................   1,743,485(8)     7.4%
Joel P. Adams...............................................   2,701,050(9)    11.5%
James W. Brown..............................................   3,814,794(10)   16.1%
Robert M. Chefitz...........................................   2,212,961(11)    9.4%

                                                              SHARES OF COMMON STOCK
                                                              BENEFICIALLY OWNED (1)
                                                              -----------------------
                      BENEFICIAL OWNER                        SHARES (2)      PERCENT
                      ----------------                        ----------      -------
Richard G. Coffey...........................................   2,310,903(12)    9.8%
Bruce R. DeMaeyer...........................................      24,462(13)    *
Milo D. Harrison............................................      34,992(14)    *
G. Michael Kirby............................................       9,834(15)    *
J. Douglass Mullins.........................................   1,743,485(16)    7.4%
Leslie D. Shroyer...........................................          --
R. Lee Hamilton, Jr. .......................................     219,712(17)    *
Mark G. Demange.............................................      20,387(18)    *
Glenn A. Ehley..............................................      64,571(19)    *
Gerald Y. Hattori...........................................      20,387(20)    *
All executive officers and directors as a group (15
  persons)..................................................  13,181,805       54.8%


---------------
* Indicates less than 1%

 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after April 12, 2000. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Each beneficial owner has sole voting and investment power with respect to the shares listed in the table, unless otherwise indicated by footnote.

 (2) Information is as of April 12, 2000.


 (3) As reported in the Schedule 13D filed on behalf of SCP Private Equity Partners, L.P., of this amount 3,642,130 shares are beneficially held by SCP Private Equity Partners, L.P., which amount includes 204,443 shares issuable upon exercise of a warrant; 169,799 shares are beneficially held by CIP Capital, L.P.; and 1,400 shares and options for 1,883 shares exercisable within 60 days after April 12, 2000 are beneficially held by James W. Brown. SCP, CIP and Mr. Brown have sole voting and dispositive power with respect to each of their respective shares, and Mr. Brown has shared voting and dispositive powers as to 3,814,794 shares.



 (4) As reported in the Schedule 13G filed on behalf of Adams Capital Management, L.P. ("ACM"), of this amount 1,641,874 shares are beneficially held by ACM, and ACM has shared voting and dispositive power with respect to these shares. The amount beneficially owned by ACM also includes 785,700 shares beneficially held by The P/A Fund, L.P., 271,593 shares beneficially held by Fostin Capital Associates II, and options for 1,883 shares exercisable within 60 days after April 12, 2000.



 (5) As reported in the Schedule 13G filed on behalf of Harris Corporation, this amount includes 169,173 shares issuable upon exercise of a warrant.



 (6) As reported in the Schedule 13G filed on behalf of Tandem PCS Investments, L.P. ("Tandem"), this amount includes 163,555 shares issuable upon exercise of a warrant. The amount beneficially owned by Tandem includes 1,883 shares exercisable within 60 days after April 12, 2000.


 (7) As reported in the Schedule 13G filed on behalf of Patricof & Co. Venture, Inc. ("Patricof"), this amount includes 994,392 shares beneficially held by APA Excelsior III, L.P., 378,958 shares beneficially held by APA Excelsior III/Offshore, L.P., 785,700 shares beneficially held by The P/A Fund, L.P., which is co-managed by APA Pennsylvania Partners II and Fostin Capital Partners II (see footnotes 4 and 9), and 52,028 shares beneficially held by Landmark Equity Partners V, L.P. Patricof has shared voting and dispositive power with respect to 2,159,050 shares.

 (8) As reported in the Schedule 13G filed on behalf of HVFM-I, L.P., this amount includes 1,742,135 shares beneficially held by HVFM-I, L.P. HVFM-I, L.P., VFAM-I, L.L.C. and Mr. Mullins have shared voting and dispositive power with respect to such shares. This amount also includes options for 1,883 shares exercisable within 60 days after April 12, 2000.


 (9) As reported in the Schedule 13G filed on behalf of Adams Capital Management, L.P. ("ACM"), of this amount 1,641,874 shares are beneficially held by ACM, and ACM has shared voting and dispositive power with respect to these shares. The amount beneficially owned by Mr. Adams also includes 785,700 shares beneficially held by The P/A Fund, L.P., 271,593 shares beneficially held by Fostin Capital Associates II, and options for 1,883 shares exercisable within 60 days after April 12, 2000. Mr. Adams is the President of Adams Capital Management, which manages the assets of Fostin Capital Corp. which is a general partner of Adams Capital Management, L.P. and of Fostin Capital Partners II, which is a general partner of The P/A Fund, L.P. Mr. Adams is also Vice President of Fostin Capital Corp. Mr. Adams disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.



(10) As reported in the Schedule 13D filed on behalf of SCP Private Equity Partners, L.P., of this amount 3,642,130 shares are beneficially held by SCP Private Equity Partners, L.P., which amount includes 204,443 shares issuable upon exercise of a warrant; 169,799 shares are beneficially held by CIP Capital, L.P.; and 1,400 shares and options for 1,883 shares exercisable within 60 days after April 12, 2000 are beneficially held by James W. Brown. SCP, CIP and Mr. Brown have sole voting and dispositive power with respect to each of their respective shares, and Mr. Brown has shared voting and dispositive powers as to 3,814,794 shares. Mr. Brown is a Partner of SCP Private Equity Partners, L.P. and Managing Director of CIP Capital, L.P. Mr. Brown disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.



(11) As reported in the Schedule 13G filed on behalf of Patricof & Co. Venture, Inc. ("Patricof"), this amount includes 994,392 shares beneficially held by APA Excelsior III, L.P., 378,958 shares beneficially held by APA Excelsior III/Offshore, L.P., 785,700 shares beneficially held by The P/A Fund, L.P., which is co-managed by APA Pennsylvania Partners II and Fostin Capital Partners II (see footnotes 4 and 9), and 52,028 shares beneficially held by Landmark Equity Partners V, L.P. Patricof has shared voting and dispositive power with respect to 2,159,050 shares. The amount beneficially owned by Mr. Chefitz also includes options for 1,883 shares exercisable within 60 days after April 12, 2000. Mr. Chefitz is a Senior Vice President of Patricof & Co. Venture, Inc., which acts as the investment manager for CIN Venture Nominees, Ltd. Mr. Chefitz disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.



(12) As reported in the Schedule 13G filed on behalf of Tandem PCS Investments, L.P., this amount includes 163,555 shares issuable upon exercise of a warrant. The amount beneficially owned by Mr. Coffey also includes options for 1,883 shares exercisable within 60 days after April 12, 2000. Mr. Coffey is a Managing Member of the Special Limited Partner of Tandem PCS Investments, LP. Mr. Coffey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.


(13) Includes options for 8,513 shares exercisable within 60 days after April 12, 2000.

(14) Includes options for 4,849 shares exercisable within 60 days after April 12, 2000 and 885 shares issuable upon exercise of a warrant.

(15) Includes options for 834 shares exercisable within 60 days after April 12, 2000.

(16) As reported in the Schedule 13G filed on behalf of HVFM-I, L.P., this amount includes 1,742,135 shares beneficially held by HVFM-I, L.P. HVFM-I, L.P., VFAM-I, L.L.C. and Mr. Mullins have shared voting and dispositive power with respect to such shares. This amount also includes options for 1,883 shares exercisable within 60 days after April 12, 2000. Mr. Mullins is the President and one of two directors of Venture First Associates of Melbourne, Inc. the general partner of HVFM-I, L.P. Mr. Mullins disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(17) Includes options for 98,403 shares exercisable within 60 days after April 12, 2000.

(18) Includes options for 9,387 shares exercisable within 60 days after April 12, 2000.

(19) Includes options for 23,270 shares exercisable within 60 days after April 12, 2000.

(20) Includes options for 19,387 shares exercisable within 60 days after April 12, 2000.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are:


                          NAME                            AGE                 POSITION
                          ----                            ---                 --------
R. Lee Hamilton, Jr.(1).................................  41    President and Chief Executive
                                                                Officer, Director
Gerald Y. Hattori.......................................  48    Vice President of Finance, Chief
                                                                Financial Officer, Treasurer and
                                                                Secretary
Glenn A. Ehley..........................................  38    Senior Vice President of Worldwide
                                                                Sales and Marketing
Timothy J. Mahar........................................  52    Vice President of Marketing and
                                                                Business Development
Mark G. Demange.........................................  39    Vice President of Engineering
William J. Lee..........................................  44    Vice President of Services


---------------
(1) Biographical information pertaining to Dr. Hamilton is presented above under "Nominees for Election at 2000 Annual Meeting."


     Gerald Y. Hattori has served as Vice President of Finance and Chief Financial Officer since March 1999 and as Treasurer and Secretary since September 1999. Prior to joining the Company, Mr. Hattori was Vice President of Finance, Chief Financial Officer and Treasurer of Nexar Technologies, Inc., a manufacturer of personal computers, since October 1996. From September 1987 to October 1996, Mr. Hattori served as Corporate Controller of Sipex Corporation, a manufacturer of analog semiconductors. Mr. Hattori holds an M.B.A. from New Hampshire College and a B.S. degree in Business Administration/Accounting from Merrimack College.



     Glenn A. Ehley has served as Senior Vice President of Worldwide Sales and Marketing since February 2000 and from August 1997 until February 2000 served as Vice President of Sales and Marketing. Mr. Ehley joined the Company in July 1995 and served as Director of Marketing. Prior to joining the Company, Mr. Ehley served in several positions at Siemens Stromberg-Carlson, most recently as Senior Product Marketing Manager. Mr. Ehley received an M.B.A. and M.S. in Computer Engineering from Florida Atlantic University and received a B.S. in Computer Science from Illinois Benedictine College.


     Timothy J. Mahar has served as Vice President of Marketing and Business Development since February 2000. Prior to joining the Company, Mr. Mahar served in several sales and marketing management positions at Siemens Information and Communications Networks since 1992. From October 1998 to February 2000 he served as Vice President of Sales and Business Development and from October 1997 to October 1998 as Vice President of Business Solutions. Mr. Mahar holds an M.S. in Electrical Engineering and a B.S. in Computer Engineering from the University of Wisconsin -- Milwaukee.

     Mark G. Demange has served as Vice President of Engineering since February 1999. Prior to joining the Company, Mr. Demange served in several positions at Zenith Electronics Corp. from October 1996 to February 1999, most recently as Vice President and General Manager of the Cable Modem Business Unit. From June 1989 to October 1996, Mr. Demange held several engineering management positions in Motorola's Wireless Data Group. Mr. Demange holds an M.B.A. from Northern Illinois University, an M.S. in Electrical Engineering from Midwest College of Engineering and a B.S. in Electrical Engineering from Southern Illinois University. Mr. Demange serves on the board of directors of the Ministry Potential Discerner, a not-for-profit Illinois corporation with headquarters in Stickney, Illinois. In this role, he acts as technology advisor to the corporation.

     William J. Lee has served as Vice President of Services since October 1999. Mr. Lee joined the Company in June 1999 as Director of Services. From January 1985 to June 1999, Mr. Lee served in several capacities with Siemens Information and Communications Networks, most recently as Director of Systems Integrations

Services. Prior to joining Siemens, Mr. Lee was a Lecturer at the Midwest College of Engineering in Northern Illinois and held various positions with AT&T Network Systems. Mr. Lee holds a B.S. in Computer Science from Northern Illinois University.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


     The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) the three highest compensated executive officers who were serving as executive officers at the end of fiscal 1999 (collectively, the "Named Executive Officers") for services rendered in all capacities with respect to the Company's fiscal years ended December 31, 1997, 1998 and 1999:


                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                           AWARDS(1)
                                                 ANNUAL COMPENSATION      ------------
                                              -------------------------    SECURITIES     ALL OTHER
                  NAME AND                    FISCAL   SALARY    BONUS     UNDERLYING    COMPENSATION
             PRINCIPAL POSITION                YEAR      ($)      ($)      OPTIONS(#)       ($)(2)
             ------------------               ------   -------   ------   ------------   ------------
R. Lee Hamilton, Jr.........................   1999    222,173   38,961     346,491             --
President, Chief Executive Officer and         1998    178,154       --      19,585             --
Director                                       1997    138,789   52,500      97,744             --
Glenn A. Ehley..............................   1999    148,824   20,195      75,324        140,806
Senior Vice President of Worldwide Sales and   1998    117,231       --      10,546         27,978
Marketing                                      1997    106,333    5,500      57,350         34,793
Mark G. Demange.............................   1999    150,514   60,000      77,545             --
Vice President of Engineering                  1998         --       --          --             --
                                               1997         --       --          --             --
Gerald Y. Hattori...........................   1999    125,866   60,000      77,545             --
Vice President of Finance, Chief Financial     1998         --       --          --             --
Officer, Treasurer and Secretary               1997         --       --          --             --

---------------

(1) Figures in this column show the number of options to purchase shares of the Company's Common Stock granted. The Company did not grant any restricted stock awards or stock appreciation rights to any of the Named Executive Officers during the years shown.


(2) Represents performance-based sales commissions. See "Compensation Committee Report on Executive Compensation" below.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1999:

                                           INDIVIDUAL GRANTS
                                       --------------------------                            POTENTIAL REALIZABLE VALUE AT
                                                      % OF TOTAL                                        ASSUMED
                                                       OPTIONS      EXERCISE                  ANNUAL RATES OF STOCK PRICE
                                       SECURITIES     GRANTED TO       OF                            APPRECIATION
                                       UNDERLYING    EMPLOYEES IN     BASE      ORIGINAL          FOR OPTION TERM(1)
                                       OPTION/SARS      FISCAL       PRICE     EXPIRATION   -------------------------------
                NAME                   GRANTED(#)     YEAR 1999      ($/SH)       DATE       0%($)    5%($)(2)    10%($)(2)
                ----                   -----------   ------------   --------   ----------   -------   ---------   ---------
R. Lee Hamilton, Jr..................    316,361          24%        $ 2.39     1/19/09     398,615   1,124,811   2,238,937
                                          30,130           2%        $8.629     9/01/09     101,538     328,921     677,772
Glenn R. Ehley.......................     75,324           6%        $ 2.39     2/16/09      94,908     267,812     533,080
Gerald Y. Hattori....................     77,545           6%        $ 2.39     3/22/09      97,707     275,709     548,798
Mark G. Demange......................     77,545           6%        $ 2.39     3/08/09      97,707     275,709     548,798

---------------
(1) Options vest in four equal annual installments. The options in this table expire ten years after grant.

(2) These columns show the hypothetical value of the options granted at the end of the option terms if the price of the AirNet Common Stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information regarding stock option exercises by the Named Executive Officers during the fiscal year ended December 31, 1999, and stock options held by the Named Executive Officers at December 31, 1999:

                                                                      NO. OF SECURITIES
                                                                   UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED,
                                            SHARES                     OPTIONS HELD AT            IN-THE-MONEY OPTIONS AT
                                           ACQUIRED                    FISCAL YEAR-END               FISCAL YEAR-END(2)
                                              ON       VALUE     ---------------------------   ------------------------------
                                           EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                  NAME                       (#)       ($)(1)        (#)            (#)            ($)             ($)
                  ----                     --------   --------   -----------   -------------   -----------   ----------------
R. Lee Hamilton, Jr......................    7,533    $104,962     113,274        375,595      $4,007,010      $12,613,321
Glenn R. Ehley...........................   15,834    $220,625      30,698        104,318      $1,078,687      $ 3,579,844
Gerald Y. Hattori........................        0    $      0           0         77,545      $        0      $ 2,635,366
Mark G. Demange..........................        0    $      0           0         77,545      $        0      $ 2,635,366

---------------
(1) Calculated based on the fair market value of the Company's stock on the date of exercise minus the exercise price, multiplied by the number of shares issued upon exercise of the options.

(2) Calculated by determining the difference between the exercise price of the options and $36.375, the closing price of the Company's Common Stock on December 31, 1999.

EMPLOYMENT AND OTHER COMPENSATORY ARRANGEMENTS


     In October 1999, the Company entered into an Employee Noncompete and Post-Termination Benefits Agreement with Dr. Hamilton. Pursuant to this Agreement, Dr. Hamilton agreed that he will not compete with the Company for a period of one year following any termination of his employment, and the Company agreed to continue to provide him with his regular weekly salary and benefits during the one year noncompetition period provided that his termination was not for cause. Notwithstanding the foregoing, Dr. Hamilton may elect to terminate the noncompetition period after nine months, in which case his right to continue receiving salary and benefits would also terminate. The Agreement also provides for accelerated vesting and an extended exercise period with respect to stock options held by Dr. Hamilton at the time of termination of his employment without "cause" or for "good reason" (each as defined in the Agreement).


     In addition, the Company and each of Messrs. Ehley, Hattori, Demange, and Dr. Hamilton have entered into an Amendment of the Incentive Stock Option Agreements to which each named executive officer is a party (the "Amendment"). Upon the occurrence of a "termination event" or a "change in control" (each as defined in the Amendment), the Amendment provides in each case for accelerated vesting and an extended exercise period with respect to the stock options held by each such executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During 1999, the Company completed the following transactions involving members of the Board of Directors and also completed its initial public offering (the "IPO"). At the closing of the IPO on December 10, 2000, the Company's shares of preferred stock, including the preferred stock held by each incumbent member of the Board of Directors and each investment fund represented by a member of the Board of Directors, outstanding before the closing of IPO were automatically converted into shares of Common Stock.


  1999 Bridge Financing


     In early June 1999, the Company closed on loans in an aggregate amount of $800,000 from certain existing stockholders or related affiliates as follows:
The P/A Fund, L.P., APA Excelsior III, L.P., Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P. and CIN Venture Nominees, Ltd. ($200,000); HVFM-I, L.P. ($200,000); Adams Capital Management, L.P. ($200,000);
and SCP Private Equity Partners ($200,000). The loans were evidenced by demand promissory notes and accrued interest at the prime rate plus 2% per annum. The demand notes were canceled and exchanged for convertible promissory notes as part of the initial closing of the Company's convertible promissory notes and warrant offering.



     In mid-June 1999, the Company closed on $6.0 million of convertible promissory notes along with warrants to purchase approximately 490,663 shares of Common Stock. In July and August 1999, the Company closed on an additional $338,187 of convertible promissory notes along with warrants to purchase approximately 27,656 shares of Common Stock. All of the warrants have an exercise price of $3.67 per share. The purchasers of the convertible promissory notes and warrants, all of whom are existing stockholders, invested in this offering as follows: SCP Private Equity Partners ($2,500,000); Adams Capital Management, Inc. ($600,000); The P/A Fund, L.P., APA Excelsior III, L.P., Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P. and CIN Venture Nominees, Ltd. ($300,000); HVFM-I, L.P. ($600,000); Tandem PCS Investments, L.P. ($2,000,000); Milo D. Harrison ($10,817); and other existing investors ($338,187). Mr. Harrison is currently a Director of the Company. The convertible promissory notes were secured by a security interest in all of the Company's assets.


     The principal and accrued interest under the outstanding convertible promissory notes was automatically converted into shares of Series G Preferred Stock upon the closing of the Series G financing.

  Series G Financing

     In September 1999, the Company raised $30.0 million in gross proceeds from the sale of Series G Preferred Stock to 45 investors, at a per share purchase price of $0.13, including conversion of principal and accrued interest under $6.3 million of the convertible promissory notes issued in the 1999 bridge financing. The lead outside investors in the Series G offering were Mellon Ventures, Inc. ($5,000,000), Peak Telecommunications Investments, LLC ($3,987,157) and Peak Telecommunications Investments II, LLC ($2,199,907) and Damac Investors Inc. ($1,000,000) and Damac Investors (III) Inc. ($1,000,000) Milo D. Harrison ($107), and a substantial portion of the funding was provided by existing stockholders, including Tandem PCS Investments, L.P. ($48,027), HVFM-I, L.P. ($2,442,308), Adams Capital Management, L.P. ($490,045), SCP Private Equity Partners ($1,860,034.25), The P/A Fund, L.P. ($2,401), APA Excelsior III, L.P. ($142,953), Coutts & Co. (Jersey) Ltd., Custodian for APA Excelsior III/Offshore, L.P. ($1,228), CIN Venture Nominees, Ltd. ($173) and Harris Corporation ($4,252,313).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the executive officers during the year ended December 31, 1999. The

Compensation Committee recommends salaries, incentives and other forms of compensation for Directors and officers, administers the Company's incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also Directors have not participated in deliberations or decisions involving their own compensation.


COMPENSATION PHILOSOPHY

     The general philosophy of the Compensation Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, that will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. The responsibilities of the Compensation Committee are (i) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (ii) subject to limitations, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (iii) to review management development and succession programs.

     The overall goal of the Compensation Committee is to ensure that compensation policies are consistent with the Company's strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

     - Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

     - Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive.

     - Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

     In addition, Mr. Ehley receives sales commissions.

     Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with other companies in the industry and that is equitable within the Company. The Compensation Committee believes that compensation programs must be structured to attract and retain talented executives.

BASE SALARY

     It is the Compensation Committee's policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.


     In establishing compensation guidelines with respect to base salary, the Company has reviewed data from various surveys prepared by independent organizations to assist it in setting salary levels competitive with those of other industry companies. While it is the Compensation Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company's geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company's performance and its executive officers' total compensation.


PERFORMANCE BONUSES

     The Compensation Committee also sets the bonuses of the executive officers and consults with the Chief Executive Officer, who is a member of the Committee, regarding the Company's bonus policies. Currently, the Company maintains certain bonus programs for key corporate employees for the payment of cash bonuses based on a combination of company performance in relation to predetermined objectives and/or individual executive performance during the year. The purpose of these programs is (i) to offer incentives to key management to (A) reward them for achieving financial goals and (B) further the alignment of interests of key management with our stockholders, and (ii) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in individual markets. Bonuses for key corporate employees are based on the achievement of certain financial and operational objectives, and each executive participant's bonus award is calculated as a percentage of base salary, pro-rated by length of service during the year, and ranges from 2.5% to 25% of base salary.


     During the early months of each year, the Compensation Committee establishes financial and operational target objectives for the year. Individual payouts in relation to targeted objectives are adjusted upward or downward based on the Company's overall performance in relation to those objectives. A commission-based sales executive is eligible for 50% of the performance bonus which such executive would have achieved.

SALES COMMISSIONS


     Mr. Ehley is awarded commissions based on the level which he attains of sales of the Company's products. The sales commissions are paid on each sale and are calculated as up to 1% of the dollar value of such sale. In addition, Mr. Ehley is paid a commission of 50% of the sales commissions earned by his sales force (i.e., up to an additional 0.5%). The Company pays out the applicable portion of a sales commission only after attainment of each contractual milestone.


STOCK OPTIONS AND OTHER AWARDS


     The Compensation Committee utilizes stock options and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders and thereby share in the long-term appreciation in the value of the Company's Common Stock. The Compensation Committee believes that management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives. The Compensation Committee believes these awards are beneficial to the Company and the stockholders because they directly align the interests of the executives with those of other stockholders.



     The Board of Directors adopted the AirNet Communications Corporation 1999 Equity Incentive Plan (the "1999 Plan"), effective as of September 1, 1999. Under the 1999 Plan, the Compensation Committee, or such other committee of the Board of Directors as it may designate, may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof, stock appreciation rights, restricted shares, performance awards or other equity incentives. The maximum number of shares subject to the 1999 Plan is currently 3,206,842 shares.


     The Compensation Committee determines the awards, if any, to be granted from time to time to executives pursuant to the 1999 Plan. Substantially all of the awards have been incentive stock options, which are granted at no less than the prevailing market value. Accordingly, these awards will only benefit executives if the price of the Common Stock increases over the term of the applicable option. The Company's stock options typically vest ratably over a period of four years. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the relationship between the options to be granted to executive employees and the compensation paid by competitors to their executives, the Compensation Committee takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the shares of Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation for R. Lee Hamilton, Jr., the Company's Chief Executive Officer, is determined based on a number of factors, including comparative salaries of chief executive officers of competitive companies, Dr. Hamilton's individual performance and the Company's performance as measured against the stated objectives. The 1999 compensation of Dr. Hamilton consisted of base salary, bonus and option grants. In establishing the 1999 bonus for Dr. Hamilton, the Compensation Committee considered (i) his oversight of operating performance of the company, (ii) his oversight of the financial performance of the company, and (iii) his success in meeting key strategic goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION


     The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Company believes that options granted under the 1999 Plan will meet the requirements for qualifying as performance-based, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It will be the Compensation Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.


                                          April 19, 2000

                                          RESPECTFULLY SUBMITTED,

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Joel P. Adams, Chairman
                                          James W. Brown,
                                          Richard G. Coffey and
                                          R. Lee Hamilton, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past. Messrs. Brown, Adams, Chefitz, Coffey, and Mullins are affiliated with SCP Private Equity Partners, L.P., Adams Capital Management, Inc., Patricof & Co. Ventures, Inc., Tandem PCS Investments, L.P., HVFM-I, L.P., respectively, which each holds more than 5% of the outstanding and issued shares of the Company's Common Stock. See "Certain Relationships and Related Transactions" above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

                                 PROPOSAL NO. 2

                RESTATEMENT OF THE CERTIFICATE OF INCORPORATION


     On March 21, 2000, the Board of Directors unanimously adopted the Seventh Amended and Restated Certificate of Incorporation, a copy of which is attached as Appendix A, to delete from the Sixth Amended and Restated Certificate of Incorporation (the "Current Charter") provisions relating to the rights, preferences, privileges and restrictions of the Company's voting convertible preferred stock which expired as a result of the IPO and other provisions which have expired or are no longer applicable to the Company.

     Pursuant to the provisions of the Current Charter, all shares of the Company's convertible preferred stock which were outstanding at the time of the IPO (the "Pre-IPO Convertible Preferred Stock") were automatically converted into shares of the Company's Common Stock, and all rights, preferences, privileges and restrictions relating to the Pre-IPO Convertible Preferred Stock and certain provisions relating to shares of the Company's Common Stock which were outstanding prior to the IPO expired and are no longer applicable. The Current Charter further provides that following the IPO, the Company is no longer authorized to issue shares of the Pre-IPO Convertible Preferred Stock and the Company's capital structure shall consist of 50,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of "blank check" Preferred Stock, with each class of stock having rights, preferences, privileges and restrictions separate and distinct from the shares of each respective class which were outstanding prior to the IPO.


     Since the rights, preferences, privileges and restrictions relating to the Pre-IPO Preferred Stock and certain pre-IPO rights and restrictions relating to the Company's Common Stock have expired and are no longer applicable and the Company is no longer authorized to issue shares of the Pre-IPO Convertible Preferred Stock, the Board of Directors believes that the provisions relating to these rights, preferences, privileges and restrictions should be deleted from the Current Charter. This will eliminate any confusion with the Company's capital structure following the IPO and provide for a more concise Certificate of Incorporation.

     For the reasons stated above, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.


     On August 6, 1999, the Company engaged Deloitte & Touche LLP as its independent accountants for the fiscal year ended December 31, 1998 to replace Ernst & Young LLP, whom the Company dismissed as its independent accountants effective August 5, 1999. The decision to change independent accountants was approved by the Board of Directors upon the recommendation of the Audit Committee.



     The reports of Ernst & Young on the Company's financial statements for 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 1996 and 1997, and in the subsequent interim period preceding the dismissal of Ernst & Young, except as disclosed in the following paragraph, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference to the matter in their report. During the two most recent fiscal years and subsequent interim period preceding the dismissal of Ernst & Young, the Company has not been advised of any matters described in Regulation S-K, Item 304(a)(1)(v) of the Securities Exchange Act of 1934, as amended.



     During 1999, the Company asked Ernst & Young for advice about the possibility of changing revenue recognition policies for the year ending December 31, 1999 and thereafter. The Company expressed its opinion that revenue should be recognized upon shipment of the Company's products. Ernst & Young informed the Company that the Company could not recognize revenue until all uncertainties about customer acceptance had been resolved pursuant to the requirements of American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2.

     Although the audit committee of the Board of Directors had preliminary discussions with Ernst & Young regarding the Company's revenue recognition policies in a February 1999 meeting, neither the audit committee nor the Board of Directors had any subsequent discussions with Ernst & Young.



     The Company has not changed its revenue recognition policies.



     The Company authorized Ernst & Young to respond fully to the inquiries of Deloitte & Touche regarding the Company's revenue recognition policies. The Company requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of such letter is incorporated by reference to the form S-1 registration statement filed with the Securities and Exchange Commission on September 24, 1999.



     Prior to engaging Deloitte & Touche as the Company's new independent accountants:



     The Company requested advice from Deloitte & Touche concerning the revenue recognition issues referenced above. Deloitte & Touche did not provide the Company with advice.



     The Company did not consult with Deloitte & Touche regarding the type of audit opinion that might be rendered by them or items that were or should have been subject to the AICPS's Statement on Auditing Standards No. 50, "Reports on the Application of Accounting Principles."



     The Company requested that Deloitte & Touche review the above disclosures regarding the Company's change in accountants and gave them the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission in which Deloitte & Touche might have included new information, clarified the Company's statements on the change in accountants or disclosed the respects in which they disagree with the statements made by the Company regarding the Company's change in accountants. Deloitte & Touche elected not to submit such a letter to the Securities and Exchange Commission.


     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                     STOCKHOLDERS PROPOSALS AND NOMINATIONS

     Proposals on matters appropriate for stockholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by stockholders must be received at AirNet's principal executive offices on or before December 31, 2000. A timely proposal will be included in the proxy materials and form of proxy for consideration by the stockholders at the 2001 Annual Meeting.

     A stockholder wishing to nominate a candidate for election should deliver a written notice of nomination to the Company's Secretary at the address below for receipt no later than December 31, 2000. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company's bylaws. The stockholder is also required to attend the meeting in person or by proxy to nominate the person or persons specified in the notice. A nomination which does not comply with all the requirements set forth in the bylaws will not be considered.

     Stockholder proposals or nominations may be mailed to Gerald Y. Hattori, Secretary, AirNet Communications Corporation, 100 Rialto Place, Suite 300, Melbourne, Florida 32901.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person.

     If you may not be present at the meeting, it would be appreciated if you would complete, date, and sign the enclosed proxy and return it promptly in the enclosed envelope.

Melbourne, Florida
May 1, 2000

                                   APPENDIX A


                       AIRNET COMMUNICATIONS CORPORATION

       PROPOSED SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                          SEVENTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       AIRNET COMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS


ARTICLE I...................................................    1
ARTICLE II..................................................    1
ARTICLE III.................................................    1
ARTICLE IV..................................................    1
A. CLASSES OF STOCK.........................................    1
B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF
  COMMON STOCK..............................................    1
  1. Dividends..............................................    1
  2. Stock Split, Reclassification, etc.....................    2
  3. Liquidation............................................    2
  4. Voting.................................................    2
  5. No Pre-emptive or Subscription Rights..................    2
C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF
  PREFERRED STOCK...........................................    2
ARTICLE V...................................................    3
ARTICLE VI..................................................    3
ARTICLE VII.................................................    4
ARTICLE VIII................................................    4
ARTICLE IX..................................................    4
ARTICLE X...................................................    4

                          SEVENTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AIRNET COMMUNICATIONS CORPORATION

     Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Seventh Amended and Restated Certificate of Incorporation:

     FIRST: The name of the Corporation is AirNet Communications Corporation (the "Corporation").

     SECOND: The following Seventh Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

     The Restated Certificate of Incorporation of the Corporation (originally filed under the name of Overture Systems, Inc. incorporated on January 11,
1994), as previously amended, is hereby deleted in its entirety and is amended and restated as follows:

                                   ARTICLE I

     The name of the Corporation is AirNet Communications Corporation.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV


     A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of two classes of capital stock:


     (a) 50,000,000 shares of Common Stock, par value $.001 per share ("Common Stock");

     (b) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").


     B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK. Notwithstanding any provision to the contrary contained herein, the rights, preferences, privileges and restrictions granted to and imposed upon Common Stock are set forth in this ARTICLE IV.B. Except as otherwise expressly provided in this ARTICLE IV.B., all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.


     1. Dividends. When, as and if dividends on Common Stock are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally in and to receive, in accordance with the number of shares of Common Stock held by each such holder, all such dividends.

     Dividends payable under this Article IV.B. shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Article IV.B. shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable and free of all liens and charges. The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

     Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

     2. Stock Split, Reclassification, etc. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

     3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount of which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with Article IV.C. below (for the purpose of fixing the voting rights, designations, preferences and relative participating, optional or other special rights of any class or series of Preferred Stock), the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this
Article IV.B., neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Article IV.B.

     4. Voting. Each holder of Common Stock shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder's name and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Certificate of Incorporation.

     5. No Pre-emptive or Subscription Rights. No holder of Common Stock shall be entitled to pre-emptive or subscription rights.

     C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors of the Corporation. Subject to the provisions of this Certificate of Incorporation and this Article IV.C., the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.

     Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences and relative participating optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors of the Corporation may authorize by resolutions duly adopted prior to the issuance of any shares of any class or series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.

     Any and all Preferred Stock issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

                                   ARTICLE V

     The Board of Directors shall have the power, in addition to the stockholders, to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

                                   ARTICLE VI

     The Board of Directors shall be constituted as follows:

     (i) The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted by the Board of Directors of the Corporation or as otherwise provided in the bylaws of the Corporation.

     (ii) At the first annual meeting of stockholders following the Corporation's fiscal year ended December 31, 1999, the nominees for directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II, and Class III, respectively, and assigned to such classes in accordance with a resolution or resolutions adopted by the Board of Directors. At such annual meeting of stockholders, (i) the Class I directors shall be nominated for election for a term to expire at the third succeeding annual meeting of stockholders following their election; (ii) the Class II directors shall be nominated for election for a term to expire at the second succeeding annual meeting of stockholders following their election, and (iii) the Class III directors shall be nominated for election for a term to expire at the first annual meeting of stockholders following their election. At each succeeding annual meeting of stockholders, directors shall be elected for a term to expire at the third succeeding annual meeting of stockholders following their election to succeed the directors of the class whose terms expire at such annual meeting.

     (iii) Notwithstanding the foregoing provisions of this ARTICLE VI, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (iv) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

     (v) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

     (vi) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                  ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                  ARTICLE VIII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law of Delaware is hereafter amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

     The Corporation shall indemnify and hold harmless any director and officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was such a director or officer of the Corporation, whether or not such person continues to be such at the time such expenses and liabilities shall have been imposed or incurred. It is the intention of this Article IX to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

                                   ARTICLE X

     Subject to the provisions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

     I, THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, hereby declare, under penalties of perjury, that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly, I have executed this Seventh Amended and Restated Certificate of
Incorporation as of the           day of June, 2000.
                                          AIRNET COMMUNICATIONS CORPORATION

                                          By:
                                          --------------------------------------
                                          Print Name: R. Lee Hamilton, Jr.
                                          Title: President and Chief Executive
                                          Officer
ATTESTED:

---------------------------------------------------------
Janice L. Fitzgerald
Assistant Secretary

                                   APPENDIX B

                        AIRNET COMMUNICATIONS CORPORATION

PROXY

Proxy for the Annual Meeting of Stockholders to be held on June 20, 2000.

The undersigned, revoking all prior proxies, hereby appoint(s) Joel P.
Adams, James W. Brown, Richard G. Coffey, Robert M. Chefitz, Bruce R. DeMaeyer,
R. Lee Hamilton, Jr., and G. Michael Kirby, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of AirNet Communications Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, 32901 on June 20, 2000 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

1. To elect nine Directors to the Board of Directors, with three Directors elected for a three-year term, three Directors elected for a two-year term and three Directors elected for a one-year term:

     Class I:          G. Michael Kirby, Leslie D. Shroyer, J. Douglass Mullins
     Class II:         R. Lee Hamilton, Jr., Bruce R. DeMaeyer, James W. Brown
     Class III:        Joel P. Adams, Robert M. Chefitz, Richard G. Coffey

                           [_] FOR ALL                  [_] WITHHOLD AUTHORITY
                              NOMINEES                 TO VOTE FOR ALL NOMINEES

                           [_] FOR ALL NOMINEES EXCEPT FOR THE FOLLOWING:

2. To approve the proposed Seventh Amended and Restated Certificate of Incorporation of the Company:

                         [_] FOR [_] AGAINST [_] ABSTAIN

3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year:

                         [_] FOR [_] AGAINST [_] ABSTAIN

                      Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

                      Signature:
                                 --------------------------
                      Date:
                            -------------------------------
                      Signature:
                                 --------------------------
                      Date:
                            -------------------------------

THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY